Exhibit 99.1

JFrog Announces First Quarter 2025 Results

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Total Revenues of $122.4 million; up 22% Year-over-Year
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Cloud Revenues of $52.6 million; up 42% Year-over-Year
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Customers with ARR greater than $1 million equaled 54, up 35% Year-over-Year
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Released JFrog ML, delivering a unified DevOps, DevSecOps and MLOps Platform

Sunnyvale, Calif., May 8, 2025 – JFrog Ltd. (“JFrog”) (Nasdaq: FROG), the Liquid Software company and creators of the JFrog Software Supply Chain Platform, today announced financial results for its first quarter ended March 31, 2025.

“The JFrog Platform has become the software system of record for organizations, transforming how software is created and delivered by unifying DevOps, DevSecOps, and AI/MLOps in one platform,” said Shlomi Ben Haim, CEO and Co-founder of JFrog. “Our strong Q1 results reflect both the critical role we play in our customers' software supply chain, and consistent execution across our teams. In Q1, we saw cloud momentum driven by increased usage, we accelerated full-platform adoption, and we continued to see growth in our security core. While we maintain a prudent outlook given ongoing macroeconomic uncertainty, we remain confident in our strategy and are energized by the opportunities to further scale JFrog in 2025 and beyond.”

First Quarter 2025 Financial Highlights

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Revenue for the first quarter of 2025 was $122.4 million, up 22% year-over-year.
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GAAP Gross Profit was $92.2 million; GAAP Gross Margin was 75.3%.
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Non-GAAP Gross Profit was $101.0 million; Non-GAAP Gross Margin was 82.5%.
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GAAP Operating Loss was ($23.0) million; GAAP Operating Margin was (18.8%).
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Non-GAAP Operating Income was $21.4 million; Non-GAAP Operating Margin was 17.4%.
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GAAP Net Loss Per Share was ($0.16); Non-GAAP Diluted Earnings Per Share was $0.20.
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Operating Cash Flow was $28.8 million; Free Cash Flow of $28.1 million.
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Cash, Cash Equivalents and Investments were $563.5 million as of March 31, 2025.
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Remaining performance obligations were $424.2 million as of March 31, 2025.

Recent Business & Product Highlights

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Cloud revenue equaled $52.6 million during the first quarter of 2025, an increase of 42% year-over-year. Cloud revenue represented 43% of total revenue, compared to 37% in the year-ago period.
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Net Dollar Retention rate for the trailing four quarters was 116%.
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Customers with greater than $100K ARR increased to 1,051, compared with 911 in the year-ago period.
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Customers with greater than $1 million ARR increased to 54, up from 40 in the year-ago period.
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Customers adopting the end-to-end JFrog Platform Enterprise+ subscription represented 55% of total revenue during the first quarter of 2025, versus 49% in the year-ago period.
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Announced release of JFrog ML (MLOps features) to all JFrog Enterprise cloud customers.
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Announced partnership with Hugging Face to help secure machine learning models on the world’s largest open ML model hub.

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Released annual “Software Supply Chain State of the Union” report, illuminating enterprise software management and security practices.

Second Quarter and Fiscal Year 2025 Outlook

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Second Quarter 2025 Outlook:
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Revenue between $121.5 million and $123.5 million
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Non-GAAP operating income between $17.0 million and $18.0 million
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Non-GAAP net income per diluted share between $0.15 and $0.17, assuming approximately 120 million weighted average diluted shares outstanding
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Fiscal Year 2025 Outlook:
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Revenue between $500.0 million to $505.0 million
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Non-GAAP operating income between $74.0 million and $77.0 million
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Non-GAAP net income per diluted share between $0.68 and $0.70, assuming approximately 120 million weighted average diluted shares outstanding

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Conference Call Details

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Event: JFrog’s First Quarter 2025 Financial Results Conference Call
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Date: Thursday, May 8, 2025
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Time: 2:00 p.m. PT (5:00 p.m. ET)

A live webcast of the conference call will be accessible from the investor relations website at https://investors.jfrog.com/events-and-presentations.

About JFrog

JFrog Ltd. (Nasdaq: FROG), is on a mission to create a world of software delivered without friction from developer to device. Driven by a “Liquid Software” vision, the JFrog Software Supply Chain Platform is a single system of record that powers organizations to build, manage, and distribute software quickly and securely, ensuring it is available, traceable, and tamper-proof. The integrated security features also help identify, protect, and remediate against threats and vulnerabilities. JFrog’s hybrid, universal, multi-cloud platform is available as both self-hosted and SaaS services across major cloud service providers. Millions of users and 7K+ customers worldwide, including a majority of the Fortune 100, depend on JFrog solutions to securely embrace digital transformation. Learn more at www.jfrog.com or follow us on X @JFrog.

Forward-Looking Statements:

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding JFrog’s future financial performance, including our outlook for the second quarter and for the full year of 2025, expectations regarding the market and revenue potential for the JFrog Platform, including JFrog Artifactory, JFrog Xray, JFrog Curation, JFrog Advanced Security, JFrog ML and JFrog Runtime Security, and including the efficacy and benefit of integrating of any of the foregoing with other products and platform, our expectations regarding the mission-critical nature of the “JFrog Platform” to our customers’ infrastructure and its growth potential, the growth potential of our cloud business, including hybrid and multi-cloud, our expectations regarding potential for growth in and market opportunities within DevOps, DevSecOps, and MLOps, our ability to provide effective tools and solutions to detect and remediate security vulnerabilities, our expectations regarding our strategic integrations and collaborations, the ability of our strategic sales team to grow the business across top-tier accounts, our ability to expand usage of our platform in the government and commercial sectors, our ability to contribute data to global security standards bodies, our ability to innovate and meet market demands and the software supply chain needs of our customers and our expectations regarding the integration and adoption of MLOps technologies into our business, including our ability to successfully integrate into our business operations, and our ability to realize anticipated benefits and synergies from the acquisition of Qwak AI Ltd. These forward-looking statements are based on JFrog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release and our earnings call, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; our ability to integrate and realize anticipated synergies from acquisitions of complementary businesses and our strategic collaborations; risk of a security breach incident or product vulnerability; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; our ability to successfully integrate technology from acquisitions into our offerings; our ability to provide continuity to our respective customers and realize innovation following our acquisitions; and general market, political, economic, and business conditions, including uncertainty in the current macroeconomic environment. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2024, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures:

JFrog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP operating income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. JFrog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate JFrog’s financial performance. JFrog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. JFrog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on JFrog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as share-based compensation, the effect of which may be significant.

JFrog defines non-GAAP gross profit, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) share-based compensation expense; (2) the amortization of acquired intangibles; (3) acquisition-related costs; and (4) income tax effects. JFrog defines free cash flow as Net cash provided by (used in) operating activities, minus capital expenditures. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing JFrog’s operating performance due to the following factors:

Share-based compensation. JFrog utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its shareholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. JFrog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related costs. Acquisition-related costs include expenses related to acquisitions of other companies. JFrog views acquisition-related costs as expenses that are not necessarily reflective of operational performance during a period.

Income tax effects. JFrog’s non-GAAP financial results are adjusted for income tax effects related to these non-GAAP adjustments and changes in our assessment regarding the realizability of our deferred tax assets, if any. Excluding income tax effects of non-GAAP adjustments provides a more accurate view of JFrog’s operating results.

Non-GAAP weighted average share count. Diluted GAAP and non-GAAP weighted-average shares are the same, except in periods that there is a GAAP loss and a non-GAAP income. The non-GAAP weighted-average shares used to compute the non-GAAP net income per share - diluted are adjusted to reflect dilution equal to the dilutive impact had there been GAAP income.

Additionally, JFrog’s management believes that the non-GAAP financial measure, free cash flow, is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

JFrog’s number of customers with annual recurring revenue (“ARR”) of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter. JFrog’s number of customers with ARR of $1 million or more is based on the ARR of each customer, as of the last month of the quarter. JFrog defines ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last month of the quarter. The ARR includes monthly subscription customers, so long as JFrog generates revenue from these customers. JFrog annualizes its monthly subscriptions by taking the revenue it would contractually expect to receive from such customers in a given month and multiplying it by 12.

JFrog’s net dollar retention rate compares its ARR from the same set of customers across comparable periods. JFrog calculates net dollar retention rate by first identifying customers (the “Base Customers”), which were customers in the last month of a particular quarter (the “Base Quarter”). JFrog then calculates the contracted ARR from these Base Customers in the last month of the same quarter of the subsequent year (the “Comparison Quarter”). This calculation captures upsells, contraction, and attrition since the Base Quarter. JFrog then divides total Comparison Quarter ARR by total Base Quarter ARR for Base Customers. JFrog’s net dollar retention rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.

Investor Contact:

Jeff Schreiner

jeffs@jfrog.com

JFROG LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data; unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue:
Subscription—self-managed and SaaS	$116,425	$95,406
License—self-managed	5,982	4,905
Total subscription revenue	122,407	100,311
Cost of revenue:
Subscription—self-managed and SaaS(1)(2)(3)	30,065	20,459
License—self-managed(3)	116	145
Total cost of revenue—subscription	30,181	20,604
Gross profit	92,226	79,707
Operating expenses:
Research and development(1)(2)	43,335	35,832
Sales and marketing(1)(2)(3)	52,812	43,571
General and administrative(1)(2)	19,049	16,940
Total operating expenses	115,196	96,343
Operating loss	(22,970)	(16,636)
Interest and other income, net	5,965	7,087
Loss before income taxes	(17,005)	(9,549)
Income tax expense (benefit)	1,498	(759)
Net loss	$(18,503)	$(8,790)

Net loss per share - basic and diluted	$(0.16)	$(0.08)
Weighted-average shares used in computing net loss per share, basic and diluted	113,447	107,025

(1) Includes share-based compensation expense as follows:
Cost of revenue: subscription—self-managed and SaaS	$4,201	$3,092
Research and development	13,977	9,667
Sales and marketing	12,730	9,813
General and administrative	5,937	4,714
Total share-based compensation expense	$36,845	$27,286

(2) Includes acquisition-related costs as follows:
Cost of revenue: subscription–self-managed and SaaS	$—	$4
Research and development	1,180	488
Sales and marketing	463	32
General and administrative	15	2
Total acquisition-related costs	$1,658	$526

(3) Includes amortization of acquired intangibles as follows:
Cost of revenue: subscription–self-managed and SaaS	$4,499	$2,386
Cost of revenue: license—self-managed	116	145
Sales and marketing	1,202	358
Total amortization of acquired intangible assets	$5,817	$2,889

JFROG LTD.

CONDENSED Consolidated Balance Sheets

(in thousands; unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$44,350	$49,869
Short-term investments	519,157	472,138
Accounts receivable, net	84,296	90,712
Deferred contract acquisition costs	17,094	16,465
Prepaid expenses and other current assets	17,237	20,043
Total current assets	682,134	649,227
Property and equipment, net	5,543	5,668
Deferred contract acquisition costs, noncurrent	25,151	25,029
Operating lease right-of-use assets	12,600	14,202
Intangible assets, net	55,009	60,826
Goodwill	371,512	371,512
Other assets, noncurrent	4,280	3,442
Total assets	$1,156,229	$1,129,906
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$10,225	$10,649
Accrued expenses and other current liabilities	51,413	51,885
Operating lease liabilities	7,376	7,794
Deferred revenue	250,145	247,187
Total current liabilities	319,159	317,515
Deferred revenue, noncurrent	25,402	27,060
Operating lease liabilities, noncurrent	4,793	6,182
Other liabilities, noncurrent	6,839	5,623
Total liabilities	356,193	356,380
Shareholders’ equity:
Ordinary shares	320	315
Additional paid-in capital	1,179,110	1,132,224
Accumulated other comprehensive income (loss)	(1,223)	655
Accumulated deficit	(378,171)	(359,668)
Total shareholders’ equity	800,036	773,526
Total liabilities and shareholders’ equity	$1,156,229	$1,129,906

JFROG LTD.

CONDENSED Consolidated StatementS of Cash Flows

(in thousands; unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(18,503)	$(8,790)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,714	3,799
Share-based compensation expense	36,845	27,286
Non-cash operating lease expense	2,118	2,104
Net amortization of premium or discount on investments	(1,559)	(2,008)
Losses (gains) on foreign exchange	(82)	253
Changes in operating assets and liabilities:
Accounts receivable	6,495	9,781
Prepaid expenses and other assets	184	(4,032)
Deferred contract acquisition costs	(751)	(186)
Accounts payable	(628)	(2,516)
Accrued expenses and other liabilities	(1,134)	(3,213)
Operating lease liabilities	(2,207)	(2,116)
Deferred revenue	1,300	(2,893)
Net cash provided by operating activities	28,792	17,469
Cash flows from investing activities:
Purchases of short-term investments	(148,968)	(164,703)
Maturities of short-term investments	103,833	118,623
Purchases of property and equipment	(647)	(841)
Net cash used in investing activities	(45,782)	(46,921)
Cash flows from financing activities:
Proceeds from exercise of share options	3,752	6,846
Proceeds from employee share purchase plan	6,294	4,494
Proceeds from employee equity transactions, net of payments to tax authorities	1,459	5,255
Net cash provided by financing activities	11,505	16,595
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(34)	(523)
Net decrease in cash, cash equivalents, and restricted cash	(5,519)	(13,380)
Cash, cash equivalents, and restricted cash—beginning of period	50,627	84,777
Cash, cash equivalents, and restricted cash—end of period	$45,108	$71,397
Reconciliation of cash, cash equivalents, and restricted cash within the Condensed Consolidated Balance Sheets to the amounts shown in the Condensed Consolidated Statements of Cash Flows above:
Cash and cash equivalents	$44,350	$71,385
Restricted cash included in prepaid expenses and other current assets	758	12
Total cash, cash equivalents, and restricted cash	$45,108	$71,397

JFROG LTD.

reconciliation of GAAP to non-GAAP results

(in thousands except per share data; unaudited)

	Three Months Ended March 31,
	2025	2024
Reconciliation of gross profit and gross margin
GAAP gross profit	$92,226	$79,707
Plus: Share-based compensation expense	4,201	3,092
Plus: Acquisition-related costs	—	4
Plus: Amortization of acquired intangibles	4,615	2,531
Non-GAAP gross profit	$101,042	$85,334
GAAP gross margin	75.3%	79.5%
Non-GAAP gross margin	82.5%	85.1%

Reconciliation of operating expenses
GAAP research and development	$43,335	$35,832
Less: Share-based compensation expense	(13,977)	(9,667)
Less: Acquisition-related costs	(1,180)	(488)
Non-GAAP research and development	$28,178	$25,677

GAAP sales and marketing	$52,812	$43,571
Less: Share-based compensation expense	(12,730)	(9,813)
Less: Acquisition-related costs	(463)	(32)
Less: Amortization of acquired intangibles	(1,202)	(358)
Non-GAAP sales and marketing	$38,417	$33,368

GAAP general and administrative	$19,049	$16,940
Less: Share-based compensation expense	(5,937)	(4,714)
Less: Acquisition-related costs	(15)	(2)
Non-GAAP general and administrative	$13,097	$12,224

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(22,970)	$(16,636)
Plus: Share-based compensation expense	36,845	27,286
Plus: Acquisition-related costs	1,658	526
Plus: Amortization of acquired intangibles	5,817	2,889
Non-GAAP operating income	$21,350	$14,065
GAAP operating margin	(18.8)%	(16.6)%
Non-GAAP operating margin	17.4%	14.0%

Reconciliation of net income (loss)
GAAP net loss	$(18,503)	$(8,790)
Plus: Share-based compensation expense	36,845	27,286
Plus: Acquisition-related costs	1,658	526
Plus: Amortization of acquired intangibles	5,817	2,889
Less: Income tax effects	(2,540)	(3,938)
Non-GAAP net income	$23,277	$17,973
Net income per share - basic	$0.21	$0.17
Net income per share - diluted	$0.20	$0.16
Shares used in non-GAAP net income per share calculations:
GAAP weighted-average shares used to compute net loss per share - basic and diluted	113,447	107,025
Add: Dilutive ordinary share equivalents	5,027	7,580
Non-GAAP weighted-average shares used to compute net income per share - diluted	118,474	114,605

JFROG LTD.

reconciliation of gaap cash flow from operating activities to free cash flow

(in thousands; unaudited)

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$28,792	$17,469
Less: purchases of property and equipment	(647)	(841)
Free cash flow	$28,145	$16,628